Exhibit 99.1

Company:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732)240-4500, ext. 7506

Fax: (732)349-5070

email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES 12.7% INCREASE IN ANNUAL EARNINGS,

CONTINUATION OF QUARTERLY DIVIDEND

AND ELECTION OF ANGELO CATANIA AS DIRECTOR

TOMS RIVER, NEW JERSEY, January 19, 2006…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced that diluted earnings per share for the year ended December 31, 2005 increased 12.7% to $1.60 from $1.42 for the corresponding prior year period. For the quarter ended December 31, 2005 diluted earnings per share was $.40, unchanged from the corresponding prior year period. The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended December 31, 2005—to be paid on February 10, 2006, to shareholders of record on January 27, 2006.

In making today’s announcement, John R. Garbarino, Chairman, President and Chief Executive Officer said, “In the face of strong pressures on our margin, the increased annual earnings for 2005 is reflective of our successful efforts to grow core deposits and respond to the challenges of the market. Core deposits increased $72.5 million during the year, a 9.1% rate. I am also pleased to announce our thirty-sixth consecutive quarterly cash dividend reflecting an attractive 3.4% yield on our common stock.”

Results of Operations

Net interest income for the quarter and year ended December 31, 2005 increased to $15.4 million and $60.9 million, respectively, as compared to $14.5 million and $56.0 million, respectively, in the same prior year periods, reflecting a slightly higher net interest margin and higher levels of interest-earning assets. The net interest margin increased to 3.24% and 3.30%, respectively, for the quarter and year ended December 31, 2005 from 3.23% in the same prior year periods. The yield on interest-earning assets increased to 5.74% and 5.56%, respectively, for the quarter and year ended December 31, 2005, as compared to 5.26% and 5.25%, respectively, for the same prior year periods. The cost of interest-bearing liabilities increased to 2.74% and 2.49%, respectively, for the quarter and year ended December 31, 2005, as compared to 2.23% and 2.22%, respectively, in the same prior year periods. Balance sheet growth was also sustained as average interest-earning assets increased by $107.6 million and $115.4 million, respectively, for the quarter and year ended December 31, 2005, as compared to the same prior year periods. The growth was concentrated in average loans receivable which grew $162.3 million, or 10.6% for the quarter ended December 31, 2005, as compared to the same prior year period. For the year ended December 31, 2005 average loans receivable increased $145.3 million or 9.8%, as compared to the same prior year period. The loan growth was funded by average interest-bearing deposits which grew $103.7 million, or 9.0% for the quarter ended December 31, 2005, as compared to the same prior year period. For the year ended December 31, 2005 average interest-bearing deposits increased $136.3 million, or 12.5%, as compared to the same prior year period.

Revenue growth also continued for the year as other income increased to $24.1 million for the year ended December 31, 2005, from $20.7 million in the same prior year period. For the quarter ended December 31, 2005 other income decreased to $6.0 million, as compared to $6.6 million for the same prior year period. For the quarter and year ended December 31, 2005, the Company recorded gains of $3.1 million and $13.2 million, respectively, on the sale of loans and securities, as compared to gains of $4.1 million and $10.8 million, respectively, in the same prior year periods. For the quarter and year ended December 31, 2004, the gain on sale of loans and securities includes a gain of $186,000 on the sale of equity securities. Loans sold for the quarter and year ended December 31, 2005 amounted to $173.3 million and $712.0 million, respectively, from $183.8 million and $499.2 million, respectively, in the same prior year periods. In the third quarter of 2004, the Company expanded its loan production platform through the acquisition of a consumer direct lending operation by Columbia Home Loans, LLC, the Company’s mortgage banking subsidiary. Fees and service charges increased $341,000, or 16.1% and $1.1 million, or 13.8%, for the quarter and year ended December 31, 2005, respectively, as compared to the same prior year periods primarily related to increases in investment services and trust fees.

Operating expenses amounted to $14.1 million and $54.8 million, respectively, for the quarter and year ended December 31, 2005, as compared to $13.4 million and $48.8 million, respectively, for the corresponding prior year periods. The increases were partly due to the costs related to the acquisition of the consumer direct lending operation, as well as increased incentive plan costs.

Financial Condition

Loans receivable net, increased by $181.6 million, or 12.3%, at December 31, 2005 as compared to December 31, 2004. Deposits increased to $1,356.6 million at December 31, 2005 from $1,270.5 million at December 31, 2004, a 6.8% rate of growth. Core deposits (all deposits except time deposits) grew $72.5 million, or 9.1%.

Stockholders’ equity increased by $828,000 to $138.8 million at December 31, 2005, as compared to $138.0 million at December 31, 2004. For the year ended December 31, 2005, 690,407 common shares were repurchased at a total cost of $16.0 million. Under the 10% repurchase program authorized by the Board of Directors in October 2003, 59,648 shares remain to be purchased as of December 31, 2005. A new repurchase program, the Company’s twelfth, was announced on October 19, 2005. Under this 5% repurchase program, an additional 636,036 shares are available for repurchase. The reduction in stockholders’ equity due to common stock repurchases was offset by current net income, proceeds from stock option exercises and related tax benefit, and Employee Stock Ownership Plan amortization.

Asset Quality

The Company’s non-performing assets totaled $1.9 million at December 31, 2005 as compared to $3.8 million at December 31, 2004. For the year ended December 31, 2005 the Company realized net loan charge-offs of $578,000, a charge-off ratio of 4 basis points of average loans.

Election of Director

The Board of Directors elected Angelo Catania to serve as director for the unexpired term of former director James G. Kiley who resigned from the Board in July 2005. Mr. Catania holds a M.B.A. degree from St. John’s University and a B.S. degree for St. Francis College. He has over 30 years experience in the home heating and oil services industry, most recently serving as President and Chief Operating Officer of Petro, Inc. in Stamford, Connecticut. He is currently President and CEO of HomeStar Services LLC, a consolidator of heating, cooling and plumbing services companies in New Jersey and New York. Mr. Catania and his wife Donna reside in Brielle, New Jersey.

John R. Garbarino, Chairman, President and Chief Executive Officer, commenting on today’s announcement said, “We are pleased to have Angelo Catania on our Board of Directors and look forward to his advice and counsel. His financial expertise, acquired over his thirty plus year career, coupled with his knowledge of the Central Jersey Shore Market will be a valuable asset to our community-focused financial services organization.”

Annual Meeting Date

The Company also announced today that its Annual Meeting of Stockholders will be held on April 20, 2006, at 10:00 a.m. Eastern Time, at Crystal Point Yacht Club located at 3900 River Road at the intersection of State Highway 70, Point Pleasant, New Jersey. The record date for shareholders entitled to vote at the Annual Meeting was set for March 6, 2006.

Conference Call

As previously announced, the Company will host an earnings conference call on Friday, January 20, 2006 at 11:00 a.m. Eastern time. The direct dial number for the call is (877) 407-8035. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 660-6853, Account #286, Conference ID #186836, from one hour after the end of the call until midnight on Friday, January 27, 2006.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $2.0 billion in assets and eighteen branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	December 31, 2005	December 31, 2004
ASSETS

Cash and due from banks	$31,108	$74,021
Investment securities available for sale	83,861	83,960
Federal Home Loan Bank of New York stock, at cost	21,792	21,250
Mortgage-backed securities available for sale	85,025	124,478
Loans receivable, net	1,654,544	1,472,907
Mortgage loans held for sale	32,044	63,961
Interest and dividends receivable	7,089	6,033
Real estate owned, net	278	288
Premises and equipment, net	16,118	16,037
Servicing asset	9,730	8,790
Bank Owned Life Insurance	36,002	34,990
Intangible Assets	1,272	1,376
Other assets	6,494	6,184

Total assets	$1,985,357	$1,914,275

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,356,568	$1,270,535
Securities sold under agreements to repurchase with retail customers	54,289	45,072
Securities sold under agreements to repurchase with the Federal Home Loan Bank	59,000	106,000
Federal Home Loan Bank advances	354,900	312,000
Subordinated debenture	5,000	—
Advances by borrowers for taxes and insurance	7,699	6,289
Other liabilities	9,117	36,423

Total liabilities	1,846,573	1,776,319

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 12,698,505, and 13,024,204 shares outstanding at December 31, 2005 and 2004, respectively	272	272
Additional paid-in capital	197,621	193,723
Retained earnings	164,613	157,575
Accumulated other comprehensive loss	(1,223)	(667)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(7,472)	(8,652)
Treasury stock, 14,478,867 and 14,153,168 shares at December 31, 2005 and 2004, respectively	(215,027)	(204,295)
Common stock acquired by Deferred Compensation Plan	1,383	986
Deferred Compensation Plan Liability	(1,383)	(986)

Total stockholders’ equity	138,784	137,956

Total liabilities and stockholders’ equity	$1,985,357	$1,914,275

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months ended December 31,		For the years ended December 31,
	2005	2004	2005	2004
	(Unaudited)
Interest income:
Loans	$25,112	$21,645	$93,864	$83,594
Mortgage-backed securities	854	1,143	3,813	4,363
Investment securities and other	1,323	801	5,122	2,995

Total interest income	27,289	23,589	102,799	90,952

Interest expense:
Deposits	6,733	4,270	22,807	15,194
Borrowed funds	5,146	4,837	19,066	19,737

Total interest expense	11,879	9,107	41,873	34,931

Net interest income	15,410	14,482	60,926	56,021
Provision for loan losses	—	150	350	300

Net interest income after provision for loan losses	15,410	14,332	60,576	55,721

Other income:
Loan servicing income	131	57	280	328
Fees and service charges	2,459	2,118	9,434	8,289
Net gain on sales of loans and securities available for sale	3,104	4,060	13,183	10,832
Income from Bank Owned Life Insurance	267	351	1,122	1,256
Other	23	21	71	35

Total other income	5,984	6,607	24,090	20,740

Operating expenses:
Compensation and employee benefits	7,965	7,446	31,184	27,242
Occupancy	1,254	1,083	4,539	3,840
Equipment	597	598	2,531	2,341
Marketing	702	772	2,914	2,020
Federal deposit insurance	128	120	507	478
Data processing	830	736	3,243	2,959
General and administrative	2,640	2,619	9,916	9,879

Total operating expenses	14,116	13,374	54,834	48,759

Income before provision for income taxes	7,278	7,565	29,832	27,702
Provision for income taxes	2,432	2,572	10,335	9,757

Net income	$4,846	$4,993	$19,497	$17,945

Basic earnings per share	$0.41	$0.42	$1.65	$1.48

Diluted earnings per share	$0.40	$0.40	$1.60	$1.42

Average basic shares outstanding	11,737	12,016	11,786	12,108

Average diluted shares outstanding	12,148	12,610	12,219	12,666

Cash earnings (1)	$5,598	$5,957	$22,479	$21,294

Diluted cash earnings per share	$0.46	$0.47	$1.84	$1.68

(1)	Cash earnings are determined by adding (net of taxes) to reported earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company’s stock-related benefit plans and the amortization of intangible assets.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At December 31, 2005	At December 31, 2004
STOCKHOLDERS’ EQUITY

Stockholders’ equity to total assets	6.99%	7.21%
Common shares outstanding (in thousands)	12,699	13,024
Stockholders’ equity per common share	$10.93	$10.59
Tangible stockholders’ equity per common share	10.83	10.49

ASSET QUALITY

Allowance for loan losses	$10,460	$10,688
Nonperforming loans	1,595	3,488
Nonperforming assets	1,873	3,776
Allowance for loan losses as a percent of total loans receivable	0.62%	0.69%
Allowance for loan losses as a percent of nonperforming loans	655.80	306.42
Nonperforming loans as a percent of total loans receivable	0.09	0.23
Nonperforming assets as a percent of total assets	0.09	0.20

	For the three months ended December 31		For the years ended December 31
	2005	2004	2005	2004
PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets	0.97%	1.05%	1.00%	0.98%
Return on average stockholders’ equity	14.30	14.73	14.43	13.34
Interest rate spread	3.00	3.03	3.07	3.03
Interest rate margin	3.24	3.23	3.30	3.23
Operating expenses to average assets	2.82	2.82	2.81	2.67
Efficiency ratio	65.98	63.42	64.50	63.52

CASH EARNINGS

Although reported earnings and return on stockholders’ equity are traditional measures of performance, the Company believes that the change in stockholders’ equity or “cash earnings,” and related return measures are also a significant measure of a company’s performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company’s net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.

	For the three months ended December 31		For the years ended December 31
	2005	2004	2005	2004
Net income	$4,846	$4,993	$19,497	$17,945
Add: Employee stock plans amortization expense	847	1,128	3,374	3,792
Amortization of intangible assets	26	26	103	105
Less: Tax benefit (1)	(121)	(190)	(495)	(548)

Cash earnings	$5,598	$5,957	$22,479	$21,294

Basic cash earnings per share	$0.48	$0.50	$1.91	$1.76

Diluted cash earnings per share	$0.46	$0.47	$1.84	$1.68

(1)	The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment.

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At December 31, 2005	At December 31, 2004
Real estate:
One- to four-family	$1,187,226	$1,126,585
Commercial real estate, multi-family and land	278,922	243,299
Construction	22,739	19,189
Consumer	146,911	99,279
Commercial	64,300	61,290

Total loans	1,700,098	1,549,642

Loans in process	(7,646)	(5,970)
Deferred origination costs, net	4,596	3,888
Unearned discount	—	(4)
Allowance for loan losses	(10,460)	(10,688)

Total loans, net	1,686,588	1,536,868

Less: mortgage loans held for sale	32,044	63,961

Loans receivable, net	$1,654,544	$1,472,907

Mortgage loans serviced for others	$910,272	$805,375
Loan pipeline	293,934	250,657

	For the three months ended December 31,		For the years ended December 31,
	2005	2004	2005	2004
Loan originations	$288,148	$305,996	$1,303,754	$1,022,735
Loans sold	173,251	183,773	711,952	499,232
Net charge-offs (recovery)	(50)	337	578	414

DEPOSITS

	At December 31, 2005	At December 31, 2004
Type of Account

Non-interest bearing	$120,188	$106,492
Interest-bearing checking	381,787	297,919
Money market deposit	125,169	142,893
Savings	242,689	250,032
Time deposits	486,735	473,199

	$1,356,568	$1,270,535

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTERS ENDED DECEMBER 31,
	2005			2004
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short-term investments	$8,122	$80	3.94%	$20,934	$102	1.95%
Investment securities (1)	84,962	984	4.63	84,809	570	2.69
FHLB stock	20,650	259	5.02	21,859	129	2.36
Mortgage-backed securities (1)	90,896	854	3.76	131,774	1,143	3.47
Loans receivable, net (2)	1,696,560	25,112	5.92	1,534,254	21,645	5.64

Total interest-earning assets	1,901,190	27,289	5.74	1,793,630	23,589	5.26

Non-interest-earning assets	100,693			100,292

Total assets	$2,001,883			$1,893,922

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$774,248	2,610	1.35	$703,353	1,250	0.71
Time deposits	487,421	4,123	3.38	454,599	3,020	2.66

Total	1,261,669	6,733	2.13	1,157,952	4,270	1.48
Borrowed funds	472,667	5,146	4.35	475,158	4,837	4.07

Total interest-bearing liabilities	1,734,336	11,879	2.74	1,633,110	9,107	2.23

Non-interest-bearing deposits	119,374			111,988
Non-interest-bearing liabilities	12,661			13,262

Total liabilities	1,866,371			1,758,360
Stockholders’ equity	135,512			135,562

Total liabilities and stockholders’ equity	$2,001,883			$1,893,922

Net interest income		$15,410			$14,482

Net interest rate spread (3)			3.00%			3.03%

Net interest margin (4)			3.24%			3.23%

	FOR THE YEARS ENDED DECEMBER 31,
	2005			2004
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short-term investments	$10,796	$344	3.19%	$14,527	$190	1.31%
Investment securities (1)	85,942	3,871	4.50	85,258	2,400	2.81
FHLB stock	20,105	907	4.51	22,357	405	1.81
Mortgage-backed securities (1)	106,148	3,813	3.59	130,749	4,363	3.34
Loans receivable, net (2)	1,624,761	93,864	5.78	1,479,504	83,594	5.65

Total interest-earning assets	1,847,752	102,799	5.56	1,732,395	90,952	5.25

Non-interest-earning assets	101,357			97,072

Total assets	$1,949,109			$1,829,467

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$747,401	8,136	1.09	$678,273	4,216	0.62
Time deposits	481,585	14,671	3.05	414,393	10,978	2.65

Total	1,228,986	22,807	1.86	1,092,666	15,194	1.39
Borrowed funds	454,806	19,066	4.19	478,740	19,737	4.12

Total interest-bearing liabilities	1,683,792	41,873	2.49	1,571,406	34,931	2.22

Non-interest-bearing deposits	115,681			111,135
Non-interest-bearing liabilities	14,499			12,378

Total liabilities	1,813,972			1,694,919
Stockholders’ equity	135,137			134,548

Total liabilities and stockholders’ equity	$1,949,109			$1,829,467

Net interest income		$60,926			$56,021

Net interest rate spread (3)			3.07%			3.03%

Net interest margin (4)			3.30%			3.23%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest -earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest -earning assets.